                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_]  Definitive Proxy Statement               RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          VESTA INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

                                         [LOGO OF VESTA INSURANCE APPEARS HERE]
To the Stockholders of
  Vesta Insurance Group, Inc.

  You are invited to attend a special meeting of stockholders of Vesta Insurance Group, Inc. (the "Company") to be held at The Harbert Center, 2019
Fourth Avenue North, Birmingham, Alabama 35203 on                  , at 2:00
P.M., local time.

  At the special meeting, you will be asked to consider and vote upon a proposal to approve the issuance of 2,950,000 shares of the Company's Series A Convertible Preferred Stock, having the rights, preferences and privileges described in the accompanying proxy statement, at a purchase price of $8.50 per share. Each share of Preferred Stock has a cumulative dividend rate of 9%, compounded semi-annually, and, if issued, will be convertible into two shares of Common Stock, subject to adjustment. If approved, the Company will issue and sell the Preferred Stock to the Birmingham Investment Group, LLC for $25,075,000 in cash. At the special meeting, you will also be asked to vote upon a proposal to amend the Company's Long Term Incentive Plan to eliminate the limitation on the total number of shares subject to awards which may be granted in any one year. More detailed information concerning these proposals is set forth in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

  It is important that your shares be voted at this meeting. Please read the enclosed Notice of Special Meeting and Proxy Statement so you will be informed about business to come before the meeting. Please mark, sign, and return your proxy. If you choose to attend the meeting, you may, of course, revoke your proxy and personally vote your stock if you desire to do so.


                                          Sincerely,
                                          /s/ Norman W. Gayle, III
                                          -----------------------------------
                                          Norman W. Gayle, III
                                          President and Chief Executive
                                           Officer

Birmingham, Alabama
August    , 1999

                        -------------------------------
                   Notice of Special Meeting of Stockholders
                             to be Held
                        ------------------------------

To the Holders of Common Stock of
  Vesta Insurance Group, Inc.

  A special meeting of stockholders of Vesta Insurance Group, Inc. will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama
35203 on                  , at 2:00 P.M., local time, for the following
purposes:

  (1) To consider and vote upon a proposal to approve the issuance of 2,950,000 shares of the Company's Series A Convertible Preferred Stock, having the rights, preferences and privileges described in the accompanying Proxy Statement, at a purchase price of $8.50 per share. Each share of Preferred Stock has a cumulative dividend rate of 9%, compounded semi-annually, and, if issued, will be convertible into two shares of Common Stock, subject to adjustment. If approved, the Company will issue and sell the Preferred Stock to the Birmingham Investment Group, LLC for $25,075,000 in cash.

  (2) To consider and vote upon a proposal to approve an amendment to the Company's Long Term Incentive Plan to eliminate the limitation on the total number of shares which may be subject to awards granted in any one year.

  (3) To transact such other business as may properly come before the meeting.

  The proposal described above is more fully discussed in the accompanying Proxy Statement.

  The close of business on August 5, 1999 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the special meeting. All stockholders, whether or not they expect to attend the special meeting in person, are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope. Your proxy may be revoked at any time before it is voted.

  The special meeting for which this notice is given may be adjourned from time to time without notice other than announcement at the special meeting. Any business for which notice of the special meeting is hereby given may be transacted at any such adjournment.


                                          By Order of the Board of Directors
                                          /s/ Donald W. Thornton
                                          ----------------------------------
                                          Donald W. Thornton
                                          Senior Vice President--
                                          General Counsel and Secretary

Birmingham, Alabama
August    , 1999

                    [LOGO OF VESTA INSURANCE APPEARS HERE]

                    PROXY STATEMENT FOR THE SPECIAL MEETING
                 OF STOCKHOLDERS TO BE HELD

                                 INTRODUCTION

Solicitation of Proxies

  The Board of Directors of Vesta Insurance Group, Inc. (the "Company") solicits your proxy in the form enclosed with this statement for use at the special meeting of stockholders to be held at The Harbert Center, 2019 Fourth
Avenue North, Birmingham, Alabama 35203 on                  , at 2:00 P.M.,
local time, and at any adjournment of such meeting (the "Special Meeting"). At the Special Meeting, the stockholders of the Company will be asked to (i) consider and vote upon a proposal to approve the issuance and sale of 2,950,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), (ii) consider and vote upon a proposal to approve an amendment to the Company's Long Term Incentive Plan and (iii) transact such other business as may properly come before the Special Meeting. Although not required by Delaware law, stockholder approval is sought in order to comply with certain rules of the New York Stock Exchange relating to issuances of securities convertible into twenty percent (20%) or more of a listed company's outstanding voting stock.

  Norman W. Gayle, III and Donald W. Thornton are named as proxies in the enclosed form of proxy and have been designated as the directors' proxies by the Board of Directors. The Company expects to mail this proxy material to
stockholders on or about August    , 1999. When the enclosed form of proxy is
returned, properly executed, and in time for the meeting, the shares represented thereby will be voted at the Special Meeting. All proxies will be voted in accordance with the instructions set forth on the form of proxy, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted FOR such proposals. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at 3760 River Run Drive, Birmingham, Alabama 35243 at any time before the proxy is voted.

Record Date and Voting Stock

  Each stockholder of record at the close of business on August 5, 1999 is entitled to one vote for each share of common stock held on that date. At the
close of business on August 5, 1999, there were                shares of
common stock of the Company outstanding. There is no cumulative voting of the common stock.

Vote Required

  At the Special Meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, the proposal must be approved by the affirmative vote of a majority of the shares of the Company's common stock represented at the Special Meeting, whether in person or by proxy, and entitled to vote.

  A stockholder may abstain or withhold his vote (collectively, "abstentions") with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of the relevant proposal. Since the proposal will require the affirmative vote of at least a majority of the shares represented at the meeting and entitled to vote, abstentions will have the effect of a vote against the proposal.

  Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner. On the other hand, a broker may not be entitled to vote shares held in "street name" on certain non-routine items absent customer instructions. If a broker votes shares held in "street name" on some but not all of the proposals submitted for shareholder approval, the shares so voted will be counted as present for purposes of determining the existence of a quorum, but they will not be treated as shares entitled to vote at the meeting on those matters as to which authority to vote is withheld by the broker (a "broker nonvote").

          PROPOSAL TO APPROVE THE TERMS AND ISSUANCE OF THE COMPANY'S
                     SERIES A CONVERTIBLE PREFERRED STOCK

                                                                       Page No.
                                                                       --------
What Is The Company Asking You To Approve?...........................      2
What Are the Terms Of The Preferred Stock?...........................      3
What Are the Reasons For The Issuance Of The Preferred Stock?........      6
What Is The Background Of The Transaction?...........................      7
What Is The Birmingham Investment Group, LLC?........................      9
What Are The Major Advantages Of the Transaction With the Birmingham
 Investment
 Group, LLC?.........................................................      9
Will The Birmingham Investment Group Have Any Other Rights?..........      9
Can The Birmingham Investment Group Acquire Any More Voting Power?...      9
Did The Board Of Directors Receive A Fairness Opinion With Respect To
 This Transaction?...................................................     10
Why Did The Board Of Directors Approve The Issuance Of The Preferred
 Stock?..............................................................     10
How Will The Issuance Of The Preferred Stock Affect The Rights Of The
 Existing Common Stock?..............................................     11
How Will The Issuance Of The Preferred Stock Impact The Company's
 Capitalization and Earnings?........................................     12
Are There Any Risks Or Disadvantages To The Company If The
 Stockholders Do Not Approve The Proposal?...........................     14
Does Management Have Any Interest In The Proposed Transaction?.......      ?
Are There Any Anti-takeover Implications Of The Issuance Of The
 Preferred Stock?....................................................     14
Why Is Stockholder Approval Sought For The Proposal?.................     14
What Does The Board Of Directors Recommend With Respect To The
 Proposal?...........................................................     14

What Is The Company Asking You To Approve?

  You are being asked to approve the issuance and sale of 2,950,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), having the rights, privileges and preferences described herein. If you approve this proposal, and if the Company receives certain required regulatory approvals, the Company will issue and sell the Preferred Stock to the Birmingham Investment Group, LLC for $8.50 per share, or an aggregate of $25,075,000, in cash.

  If issued, each share of the Preferred Stock would be convertible into shares of the Company's common stock at a conversion price of $4.25 per share, subject to adjustment in certain events. Assuming no adjustments to the conversion price, each share of Preferred Stock would be convertible into two shares of common stock, for an aggregate of 5,900,000 shares of common stock. Each share of Preferred Stock would have the right to one vote for each share of common stock into which such share of Preferred Stock could then be converted. Thus, the Preferred Stock initially would be entitled to cast approximately 24% of the votes which may be cast in all matters which may come before the Company's stockholders for approval. In addition, the holders of the Preferred Stock would have the right, voting as a separate class, to elect certain directors, and will have the other rights, privileges and preferences described below.

What Are The Terms Of The Preferred Stock?

  The following summarizes certain terms of the Preferred Stock. We have attached a copy of the form of Certificate of Designation to be filed with the Secretary of State in Delaware which will establish the Preferred Stock (the "Certificate of Designation") as APPENDIX A. This discussion is qualified in its entirety by, and you should read it in conjunction with, the Certificate of Designation.

  Dividends. Dividends shall accrue on the Preferred Stock at the rate of 9% per annum and will be payable semi-annually in arrears on each January 1 and July 1, beginning January 1, 2000. If any dividend on the Preferred Stock shall for any reason not be paid at the time such dividend becomes due, then dividends shall continue to accrue on the Preferred Stock on a cumulative basis. In the event that any dividends remain accrued but unpaid at the time of any conversion of any of the Preferred Stock (as described herein and set forth in the Certificate of Designation), such accrued but unpaid dividends shall remain payable, notwithstanding such conversion.

  The holders of the Preferred Stock will not be paid any dividends until such time as the Company resumes the payment of interest on its deferrable debentures issued to Vesta Capital Trust I, a finance subsidiary formed in 1997 for the purpose of issuing and selling $100,000,000 of its capital (sometimes called "trust preferred") securities. The Company has deferred the payment of interest on such debentures until January 15, 2000 and, under the relevant trust documents, has the right to defer such payments further for a period of up to ten years. Until the Company resumes the payment of such interest, dividends on the Preferred Stock will continue to accrue on a cumulative basis.

  General Voting Rights. The holder of each share of Preferred Stock shall have the right to cast one vote for each share of common stock issuable on conversion, or two votes per share of Preferred Stock (subject to adjustment
as described herein). As of August 5, 1999, there were 18,    ,     shares of
common stock outstanding, each entitled to one vote. At issuance, the Preferred Stock will be entitled 5,900,000 votes. Assuming the number of shares of common stock outstanding stays constant until the date of issuance of the Preferred Stock, the total number of votes which could be cast
generally would be 24,    ,    , of which 5,900,000, or approximately 24%,
could be cast by the holders of the Preferred Stock. In connection with these general voting rights, the Preferred Stock will vote with the common stock as a single class, and the holders of the Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

  Special Voting Rights--Class A Directors. The Preferred Stock, voting as a separate class, shall have the right to elect a certain number of directors of the Company (the "Class A Directors"), depending upon the size of the full board of directors and the number of shares of Preferred Stock outstanding. The following table indicates the number of Class A Directors which the holders of the Preferred Stock will be entitled to elect:

          # of Shares of                                       Number of
       Preferred Outstanding        Size of Full Board     Class A Directors
   -----------------------------   --------------------   --------------------
        More than 1,976,500             7 or less                  2
                                           8-10                    3
                                          11-12                    4

   Between 973,000 and 1,976,500        7 or less                  1
                                           8-10                    2
                                          11-12                    3

         Less than 973,000         No Class A Directors   No Class A Directors

  Upon issuance of the Preferred Stock, the holders of such Preferred Stock will elect the Class A Directors to serve for an initial term expiring at the annual meeting of the Company's stockholders to be held in 2002. After the 2002 annual meeting, the Class A Directors shall be divided into three classes and shall be elected to serve staggered terms of three years, with each class term expiring every three years. The holders of the common stock will not have the right to vote for or to remove the Class A Directors.

  The Class A Directors elected by the holders of the Preferred Stock shall be represented proportionately (but shall not be less than one) on all committees of the Company's board of directors, other than any committee created for the special purpose of negotiating with the holders of the Preferred Stock or affiliates thereof.

  Redemption. On or after July 1, 2009, the Company shall have the right, at its option and by resolution of its Board of Directors, at any time it may lawfully do so, to redeem all or any portion of the outstanding shares of the Preferred Stock. Each share of Preferred Stock to be so redeemed shall be redeemed against payment of an amount in cash equal to the following redemption prices per share (expressed as a percentage of the initial purchase price of $8.50 per share), plus, in each case, all declared and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price"):

  If redeemed during the twelve-month period beginning July 1:

     2009  110%
     2010  108%
     2011  106%
     2012  104%
     2013  102%

  In the event the Company elects to redeem all or any portion of the Preferred Stock for cash, the holders of the Preferred Stock may, at their option, convert each share of their Preferred Stock into two shares of the Company's common stock (subject to adjustment as described herein and as set forth in the Certificate of Designations) in lieu of such redemption.

  Optional Conversion. The holders of the Preferred Stock will have the right, at any time, to convert each share of Preferred Stock held into two shares of the Company's common stock, subject to adjustment as described below under the heading "Conversion Price" and as more fully set forth in the Certificate of Designations.

  Mandatory Conversion. Each share of the Preferred Stock shall automatically be converted into two shares of the Company's common stock, subject to adjustment as described below under the heading "Conversion Price" and as more fully set forth in the Certificate of Designations, on the earlier of (a) the date on which the average closing price of Company's common stock for twenty consecutive trading days is $8.00 or greater or (b) fifteen years from the date of issuance of the Preferred Stock. If, in the future, the Company declares a stock split (including a reverse split), a dividend payable in common stock or any other distribution of securities to the holders of the Company's common stock with respect to their common stock, then the closing price of $8.00 per share shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

  Conversion Price. Each share of the Preferred Stock will be convertible into the number of shares of the Company's common stock which results from dividing the "Conversion Price" in effect at the time of conversion into $8.50. The initial "Conversion Price" is $4.25, which divided into $8.50 results in 2 shares of common stock. However, this Conversion Price will be adjusted automatically in any of the following events:

  . the Company issues any common stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of common stock) at a price per share less than the Conversion Price in effect on the date of issuance;

  . the Company (i) declares a stock dividend or other distribution on its common stock in shares of its common stock, (ii) subdivides or reclassifies the outstanding shares of its common stock into a greater number of shares, or (iii) combines or reclassifies the outstanding shares of its common stock into a smaller number of shares; or

  . the Company distributes to all holders of shares of its common stock (i) any equity security other than common stock, (ii) any debt instruments (including debt of its subsidiaries), (iii) any other assets (excluding cash dividends or distributions in shares of its common stock) or (iv) other rights or warrants (excluding options, rights, warrants or other securities convertible into or exchangeable for shares of common stock).

  Consolidation, Merger, Sale, Lease or Conveyance. If the Company consolidates with or merges with or into another corporation, or sells, leases or conveys its assets or property as an entirety or substantially as an entirety to another corporation, then each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) which the common stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance. If necessary, the provisions set forth in the Certificate of Designations shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

  Preference on Liquidation. In the event of any liquidation, dissolution, involuntary or voluntary corporate reorganization under the federal bankruptcy laws or similar state laws, or winding up of the Company, the holders of the Preferred Stock then outstanding shall be senior to any other class or series of capital stock of the Company. Accordingly, the holders of the Preferred Stock shall be entitled to be paid out of the assets and surplus funds of the Company available for distribution to its stockholders, and before any payment shall be made to the holders of any shares of the Company's common stock, an amount equal to $8.50 per share plus declared and unpaid dividends thereon to the date fixed for distribution.

  Call For Special Meeting. As long as more than 973,500 shares of Preferred Stock remain outstanding, the Preferred Stock, voting as a separate class, shall have the right to call special stockholders' meetings upon the minimum notice required by applicable law or regulation.

  Right To Approve Certain Transactions. Without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Preferred Stock, voting together as a separate class, the Company may not:

  . sell, convey or otherwise dispose of all or substantially all of its property or business;

  . merge into or consolidate with any other corporation (other than a wholly owned subsidiary of the Company) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

  . alter or change the rights, preferences or privileges of the Preferred Stock as to adversely affect such series;

  .  increase the authorized number of shares of Preferred Stock; or

  . create any new class or series of stock having rights, preferences or privileges superior to the Preferred Stock.

  Right To Nominate Directors, Generally. In addition to the right to elect Class A Directors, the holders of the Preferred Stock, acting through the Class A Directors, will have the right to nominate additional directors for general election, if the Class A Directors' proportionate representation on the full board of directors is less than the proportionate number of votes which the holders of the Preferred Stock may cast in a general election of directors (including the votes which may be cast by holders of the Preferred Stock, the Company's common stock and any other voting securities of the Company). In such a circumstance, the holders of the Preferred Stock will be entitled to nominate a number of nominees which, when added to the number of Class A Directors and assuming their election, would make their proportionate representation on the full board of directors equal to or greater than the proportionate number of votes which the holders of the Preferred Stock may cast in a general election of directors. The number of nominees which the holders of the Preferred Stock are entitled to nominate under this clause shall increase proportionately upon any increase in the percentage of the total number of votes which the holders of the Preferred Stock may cast in a general election of directors. The Board of Directors shall exercise all authority under applicable law to cause the Class A Director Nominees to be elected as directors of the Company.

What Are The Reasons For The Issuance Of The Preferred Stock ?

  Recent Adverse Business Developments. The Company is presently experiencing a need for additional equity capital and a need to refinance its existing short-term bank debt, which needs have been precipitated by several adverse business developments which occurred in 1998 and the first half of 1999. Some of those developments are summarized below:

  . Accounting Irregularities. In June 1998, we discovered certain accounting irregularities in our reported results for the fourth quarter of 1997 and the first quarter of 1998. We promptly commenced an internal investigation which quantified the extent of the irregularities and led to a reduction of net income of approximately $13.6 million in the fourth quarter of 1997 and first quarter of 1998.

  . Correction of prior accounting method. In 1998, we corrected the methodology by which we recognized earned premiums in our assumed reinsurance business. This resulted in a restatement of our historical financial statements and a decrease in reported net income of approximately $49 million for the years 1993 through 1997.

  . Reduced statutory surplus of lead subsidiary. During 1998, we reduced the previously reported statutory capital and surplus of Vesta Fire Insurance Corporation, our lead insurance subsidiary, from $355 million (as reported in 1997) to $217 million, a reduction of approximately $138 million. This reduction included approximately $125.8 million of adjustments to the previously reported 1997 amount arising from the Alabama Department of Insurance examination of Vesta Fire's 1997 annual statutory statement.

  . A.M. Best ratings. On February 24, 1999, A.M. Best Company, which rates insurance companies based on factors of concern to policyholders, lowered its rating on our insurance subsidiaries to "B++" (Very Good) from "A-" (Excellent). On May 3, 1999, A.M. Best lowered our rating to "B" (Fair).

  In light of these developments, the Company analyzed the profitability of its three lines of business--Reinsurance, Commercial Lines and Personal Lines. In the course of this analysis, we determined that the corrective actions necessary to return our Commercial Lines segment to profitability could not be justified in the current commercial insurance marketplace. We also determined that we could no longer retain or expand our Reinsurance portfolio. As a result of these conclusions, we decided to discontinue our Commercial Lines and Reinsurance segments, which have historically generated the majority of our premium volume.

  Terms Of Existing Amended Credit Facility. The Company is presently indebted in the principal amount of approximately $56 million under its line of credit from a group of lenders led by First Union National Bank (collectively, the "Current Lenders"). As of December 31, 1998, the Company was not in compliance with certain of its financial covenants contained in the credit agreement related to this line of credit. Subsequent to December 31, 1998, the Current Lenders agreed to amend the covenants and waive any event of default arising from non-compliance with the covenants as of December 31, 1998 pursuant to an amended credit facility ("the "Amended Facility"). Some of the material terms of the Amended Facility are summarized below:

  .  principal amount becomes due July 31, 2000

  . interest rate is the prime rate plus 1%, provided that from and after September 30, 1999 the rate shall be increased to the prime rate plus 3% if the Company has not reduced the principal balance to $45 million (which will require prepayment of approximately $11 million)

  . Current Lenders received warrants to acquire approximately 6.6% of the Company's outstanding shares of common stock, which warrants become exercisable in the event the Company has not reduced the principal balance to $45 million (which will require prepayment of approximately $11 million) by March 15, 2000

  . The Company is required to suspend dividends on its common stock and defer payments of distributions on the Capital Securities issued by Vesta Capital Trust I unless the Company has reduced the principal balance to $45 million (which will require prepayment of approximately $11 million) by March 15, 2000.

  The Amended Facility also contains certain covenants that require the Company to maintain minimum statutory surplus levels, minimum cumulative statutory net income levels and minimum cumulative GAAP net income levels.

  Need to Prepay And/Or Refinance Short-Term Bank Debt. In the absence of additional equity capital or debt refinancing, we believe the Amended Facility would compel the Company to take actions which would further limit our operational capacity to maintain and increase premium volume, including taking a substantial dividend out of our operating subsidiaries' capital and surplus or selling profitable assets. In this respect, you should know that the Company's ability to be paid a dividend from its operating subsidiaries is limited by state insurance regulatory restrictions, and we do not believe that our state regulators would permit our insurance subsidiaries to pay the substantial dividends necessary to repay our existing short-term bank debt. Management believes that this condition is depressing our rating by A.M. Best and causing customer and agent uncertainty about our financial condition which may have an adverse effect on our ability to sell our Personal Lines insurance products. Accordingly, the Board of Directors determined that it is advisable and in the Company's best interest to seek additional equity capital or alternate sources of financing in an effort to prepay or refinance the Amended Facility with the Current Lenders, thereby improving the Company's capital structure and enhancing its financial flexibility.

  Initially, management pursued a sale of non-core assets to generate cash proceeds available to prepay the outstanding principal balance owed under the Amended Facility. On June 29, 1999, the Company announced that it had entered into a definitive agreement to sell the right to control the affairs of Vesta County Mutual Insurance Company ("Vesta County Mutual") to Employer Reinsurance Corporation for approximately $11 million. Assuming the successful completion of that transaction, the Company expects to apply the proceeds towards the repayment of the existing indebtedness to the Current Lenders, which would reduce the outstanding principal balance owed under the Amended Facility to approximately $45 million.

  In addition to the sale of assets, the Company engaged Cochran, Caronia & Co., an investment banking firm specializing in insurance transactions, to consider various means of raising additional equity capital and refinancing the Amended Facility.

What Is The Background Of The Transaction?

  On April 28, 1999, the Board of Directors of Vesta received notification from James A. Taylor, on behalf of himself and other individuals, that he was entering into an agreement with Torchmark Corporation, our largest stockholder, for the acquisition of 100% of Torchmark's interest in Vesta, subject to certain conditions, several of which required the Vesta Board's action or agreement. Also on April 28, 1999, Donald W. Thornton, Vesta's general counsel, received notice from Larry Hutchison, Torchmark's Vice President and General Counsel, that Torchmark was proposing to sell 100% of its interest in Vesta (represented by 4,450,000 shares, or approximately 24%, of Vesta's outstanding common stock) to a group of investors, and requesting Vesta's written waiver of its right of first refusal covering those shares. After considering each of these notices, the Vesta Board agreed to waive its right of first refusal covering Torchmark's shares of Vesta common stock, but it concluded that it could not agree to take the actions or enter into the agreements which Mr. Taylor had expressed as conditions to his group's obligation to purchase those shares from Torchmark. The Vesta Board declined to take such actions or enter into such agreements because they would have conferred significant rights upon Mr. Taylor and the other individuals on whose behalf Mr. Taylor was acting, including registration rights, representation on Vesta's Board of Directors (including the right to select its Chairman), certain rights relating to Vesta's banking, investment and lending relationships, and the right to authorize the execution of employment agreements with certain executive officers, while Vesta would have received no ascertainable consideration, financial or otherwise, in exchange for such rights.

  On May 17, 1999, Ehney A. Camp, III, Vesta's Chairman of the Board, met with
R. K. Richey, a Director of Torchmark and Chairman of its Executive Committee, and explained the reasons why the Vesta Board would not take the actions or enter into the agreements which Mr. Taylor had expressed as conditions to his obligation to purchase Torchmark's shares of Vesta common stock. Subsequently, representatives of Vesta's senior management also met with Mr. Taylor and his representatives for the same purpose, explaining that Vesta would not confer these extraordinary rights upon Mr. Taylor and his group without receiving any consideration in exchange. At these meetings, Vesta's senior management outlined Vesta's need to prepay and refinance its short-term bank debt owing to its Current Lenders, indicating that Vesta might be willing to issue additional shares of capital stock in exchange for cash and an ability to refinance its short-term bank debt.

  On May 17, 1999, Leonard S. Caronia and Christopher G. Williams of Cochran, Caronia & Co. met with a management group and Mr. Camp to review the results of its previous discussions with prospective investors and to present strategic and financial alternatives for the Company to consider. Cochran, Caronia & Co was subsequently engaged to assist the Company in analyzing, developing and negotiating these alternatives.

  On May 28, 1999, Cochran, Caronia & Co. received copies of correspondence that had been sent to the Company from other investor groups that had expressed an interest in the Company. This material included correspondence from Mr. Taylor, on behalf of himself and other individuals.

  On June 8, 1999, the Company received a proposal from Mr. Taylor, on behalf of himself and other individuals, to purchase $25,000,000 of a new issue Convertible Preferred Stock and to assist in the arrangement of a $20,000,000 bank financing. The Company reviewed and discussed the proposal with its financial and legal advisors, and asked Cochran, Caronia & Co. to meet with the investor group to attempt to negotiate a transaction. Cochran, Caronia & Co. met with James A. Taylor, Jr. on June 16, 1999 to negotiate the terms of the proposed investment. Negotiation of the terms of both the convertible preferred stock and the bank financing continued through the next week.

  Vesta's Board of Directors met on June 24, 1999 to consider a package of documents submitted by Mr. Taylor representing a proposed $25,075,000 Preferred Stock investment, coupled with a proposed $20,000,000 commitment from The Bank, Birmingham, Alabama, to refinance Vesta's short term debt to its Current Lenders. This package of documents included (i) a Convertible Preferred Stock Purchase Agreement, (ii) a Certificate of Designations (establishing the rights and preferences of the to-be-issued Preferred Stock) and (iii) a draft commitment letter from The Bank. At this meeting, Cochran, Caronia & Co. made a presentation to the Board of Directors of the Company on the terms of the proposed Convertible Preferred Stock and bank financing and discussed other financing and strategic alternatives available to the Company. At the conclusion of this board meeting, Vesta's Board of Directors directed management to continue to negotiate with Mr. Taylor and his representatives and scheduled a meeting for June 27, 1999 for the purpose of considering the proposed transaction. Between Thursday, June 24, and Sunday, June 27, Vesta's senior management, with the assistance of its legal and financial advisors, continued to negotiate the terms of the proposed transaction.

  At the board meeting held June 27, 1999, Vesta's senior management and legal and financial advisors reported that Mr. Taylor had agreed to revise several terms of the documents in accordance with their requests, and that the negotiations had concluded. Cochran, Caronia & Co. then orally advised the Board of Directors that the proposed issuance of the Preferred Stock, pursuant to the terms of the proposed Convertible Preferred Stock Purchase Agreement, including the related commitment from The Bank to refinance up to $20,000,000 of Vesta's existing indebtedness to the Current Lenders, was fair to Vesta, from a financial point of view. After considering the advantages and disadvantages of the proposed transaction, and based upon advice received, the Vesta Board of Directors approved and authorized the execution of the Convertible Preferred Stock Purchase Agreement and designated 2,950,000 shares of its authorized but unissued Preferred Stock as the Series A Convertible Preferred Stock to be issued pursuant to that agreement.

What Is The Birmingham Investment Group, LLC?

  The Birmingham Investment Group LLC is a single purpose limited liability company formed under Delaware law to acquire the Preferred Stock or other equity securities of the Company. James A. Taylor, the Chairman of the Board, President and Chief Executive Officer of the Banc Corporation, is its authorized manager. The majority of its members are also original investors in and directors of the Banc Corporation or its banking subsidiaries. There are 22 individuals and 4 corporate members of the Birmingham Investment Group.

What Are The Major Advantages Of the Transaction With the Birmingham Investment Group, LLC?

  The transaction would provide the Company with over $25 million in equity capital available for the repayment of the existing indebtedness to the Current Lenders and is accompanied by a commitment from The Banc Corporation and The Bank to provide a revolving credit facility of an additional $20 million. When added to the funds received from the successful completion of the sale of Vesta County Mutual and the issuance of the Preferred Stock on the terms described above, this $20 million revolving credit facility would be adequate and available to refinance the entirety of the remaining indebtedness to the Current Lenders. The closing of this revolving credit facility with The Bank is a condition to the Company's obligation to issue the Preferred Stock to the Birmingham Investment Group.

Will The Birmingham Investment Group Have Any Other Rights?

  Registration Rights. The Company has agreed to file a registration statement on Form S-1 or S-3, as appropriate (or any successor form) for a public resale offering of the Preferred Stock and the Common Stock into which the Preferred Stock is convertible. The Company will pay all registration expenses.

Can The Birmingham Investment Group Acquire Any More Voting Power?

  Standstill Provisions. The Birmingham Investment Group has agreed that it will not take certain actions which may increase its effective voting power over the Company. In particular, the Birmingham Investment Group has agreed that it will not:

  . for a period of three years from the closing, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company if, as a result of such acquisition, the Birmingham Investment Group or any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which the Birmingham Investment Group is a member would then beneficially own 40% or more of such outstanding voting securities of the Company;

  . for a period of two years from the closing, (a) make, or in any way participate, directly or indirectly, in any "solicitation" of proxies to vote (as such terms are used in the proxy rules of the Commission) or to seek to advise or influence any person or entity with respect to the voting of greater than 40% of the voting securities of the Company; or
     (b) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to greater than 40% of the voting securities of the Company; or

  . participate in, or encourage the formation of, any "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 which owns or seeks to acquire beneficial ownership of or otherwise act in respect of, greater than 40% of the voting securities, other than any such group which is comprised exclusively of the Birmingham Investment Group and any other permitted transferee or transferee of the Preferred Stock from the Birmingham Investment Group.

  Notwithstanding these agreements, the Birmingham Investment Group may acquire up to 40% of the voting securities of the Company, subject to prior receipt of all necessary regulatory approvals and the giving of prior written notice of its intention to do so to the Company.

Did the Board Receive A Fairness Opinion With Respect To This Transaction?

  After considering potentially available capital transactions, Cochran, Caronia & Co. orally advised the Company's Board of Directors on June 27, 1999, that the proposed issuance of the Preferred Stock to the Birmingham Investment Group pursuant to the terms of the Preferred Stock Purchase Agreement, including the related commitment from The Bank to refinance up to $20 million of the Company's existing indebtedness to the Current Lenders, was fair to Vesta, from a financial point of view.

  In rendering its fairness opinion, Cochran, Caronia & Co., considered, among other things, the terms of the Preferred Stock and the related financing transactions, the Company's capitalization and financial condition, financial and securities data pertinent to the Company, including the recent trading history of the Company's common stock (which has traded as low as $3 3/8 per share within six months of the board decision), analysis of recent transactions relating to the Company's common stock, other financial and strategic options available to the Company, and other information, financial studies, analysis and investigations of financial, economic and market criteria as was considered relevant and appropriate. No single matter considered was a predominant factor in rendering the fairness opinion. Cochran, Caronia & Co. was paid a fee of $500,000 for rendering a fairness opinion relating to the proposed issuance of the Preferred Stock and a monthly retainer fee for other financial advisory services performed for the Company.

  The full text of the written opinion of Cochran, Caronia & Co. dated July 28, 1999, which sets forth the matters considered, the procedures followed, assumptions made and limitations on the review undertaken in connection with the opinion is attached to this proxy statement as APPENDIX B and is incorporated herein by reference.

Why Did The Board Of Directors Approve the Issuance Of The Preferred Stock?

  The Board of Directors believes that the Company has a current need for additional equity capital and a current need to refinance its existing short-term bank debt. The Board of Directors' decision to approve the issuance of the Preferred Stock to the Birmingham Investment Group was based upon balancing the benefits of the proposed transaction against the risk that alternative financing and strategic alternatives may not be available, in which case Vesta would operate its business under its existing capital structure. Some of the major benefits which the Board of Directors considered were:

  . The issuance of the Preferred Stock, coupled with the $20 million financing from the Bank and the unrelated sale proceeds from the Vesta County Mutual transaction, will enable the Company to prepay the Current Lenders under the Amended Facility, which matures on July 31, 2000, thereby eliminating various onerous and restrictive terms of the Amended Facility, such as the right of the Current Lenders to receive warrants to acquire 6.6% of the Company's stock.

  . The issuance of the Preferred Stock increases the equity capital of the Company and reduces the Company's indebtedness.

  . The Preferred Stock is not subject to mandatory redemption or any right of the holders to put the Preferred Stock back to the Company or obtain prepayment upon the occurrence of a breach of a financial covenant or any other event.

  . If the Company's common stock has a closing price of $8 or more for 20 consecutive trading days, the Preferred Stock is automatically converted into common stock, thereby eliminating the $2,250,000 in annual preferred dividends.

  . The issuance of the Preferred Stock would enable the Company to obtain a new $20 million loan from The Bank at more attractive terms, including maturity, than the Amended Facility with the Current Lenders.

  . The issuance of the Preferred Stock with the advantages described above is, in the Company's opinion, likely to result in the Company's future financial prospects being more favorably regarded by lenders, credit rating services, insurance agents, prospective and current policyholders and investors. On July 14, 1999, following the announcement of the proposed refinancing, Duff & Phelps Credit Rating Co. placed Vesta's preferred stock rating on Rating Watch--Up, noting the "increased flexibility afforded by the new credit facility." This Rating Watch affects only the "DP" (Dividend Arrearages) rating of the Vesta Trust I capital securities. Vesta's insurance claims paying ability and senior debt ratings remained unchanged and on Rating Watch--Down.

  In making its decision to authorize the issuance of the Preferred Stock, the Board of Directors considered that the Preferred Stock to be issued at $8.50 per share was convertible into two shares of common stock (or $4.25 per share), which was below the current market price of the common stock at the time of its decision. Before agreeing to the Preferred Stock Purchase Agreement, the Company had pursued other alternatives which, in the judgment of the Company, were not as attractive or even likely to be feasible within the short time frame required. The Company believes that the attractive conversion feature which permits the conversion of the Preferred Stock automatically at any time to common stock after the common stock's price closes at or above $8 for twenty consecutive days and the other benefits described above outweigh other less desirable features of the proposed Preferred Stock issuance. Prior to authorizing its issuance of the Preferred Stock, the Board also received advice as to the fairness of the transaction from Cochran, Caronia & Co., an investment banking firm specializing in insurance companies.

How Will The Issuance Of The Preferred Stock Affect The Rights Of The Existing Common Stock?

  The holders of the Preferred Stock will have certain rights which are superior to those of the holders of the Company's common stock. In addition, the issuance of the Preferred Stock, and its ability to convert into common stock, may impact the trading patterns of the Company's common stock. Stockholders should consider the following factors in determining whether to vote for the proposal to approve the issuance of the Preferred Stock:

  . The Preferred Stock will have a prior claim against the Company's assets ahead of the common stock in the event of a liquidation or bankruptcy.

  . The Preferred Stock will be entitled to be paid dividends out of funds legally available to do so. The payment of these preferred dividends will take priority over the payment of dividends, if any, on the Company's common stock, and may also limit the amount of working capital which would otherwise be available.

  . Current stockholders are subject to the risk of substantial dilution to their interests which may result from the conversion of the Preferred Stock. If the Preferred Stock is converted, current stockholders will own a smaller percentage of the outstanding common stock of the Company.

  . The Birmingham Investment Group will have the right to cast approximately 24% of all votes entitled to be cast in matters submitted to the stockholders, generally, will be entitled to elect certain directors (voting as a separate class) and will have other substantial rights and preferences described in this proxy Statement. See, "What Are The Terms Of The Preferred Stock?." These rights may give it (or its transferee, if the shares are sold in a block) the ability to influence the Company's management. In addition, these rights, when coupled with the common stock ownership of Torchmark, will result in a concentration of voting power in two large stockholders in excess of 50% of the total number of votes which may be cast in an election of directors, generally.

  . The Birmingham Investment Group (or its transferees) will have registration rights allowing it to sell the shares of Preferred Stock, or common stock issued upon conversion of any Preferred Stock, in the market. The Birmingham Investment Group can exercise these rights immediately after the proposed transaction is closed. Depending on market conditions, the availability of these shares for potential sale could affect the trading price of the Company's common stock.

How Will The Issuance Of The Preferred Stock Impact The Company's
Capitalization and Earnings?

  If consummated, the issuance and sale of the Preferred Stock will essentially replace $25 million of the Company's existing short term debt owing to its Current Lenders with equity. The related revolving credit facility committed by The Banc Corporation and The Bank will refinance an additional $20 million of such short term debt on terms which management believes are more favorable to the Company. Management believes this will have a positive effect on the Company's capitalization. The following table reflects what the Company's capitalization would have been as of December 31, 1998 and March 31, 1999, assuming the following events had occurred prior to such dates: (i) the issuance and sale of $25 million of the Preferred Stock and (ii) the refinancing of $20 million of short term debt:

Vesta Pro Forma Capitalization

(Dollars in thousands)
                                                          Three Months Ended March 31,
                          Year Ended December 31, 1998                1999
                          ------------------------------  ------------------------------
                          Reported  Adjustment Pro Forma  Reported  Adjustment Pro Forma
Debt Securities           --------  ---------- ---------  --------  ---------- ---------
Existing Short Term Debt
 (1)....................  $ 70,000   $(45,075) $ 24,925   $ 70,000   $(60,075) $  9,925
Proposed Short Term
 Debt...................         0     20,000    20,000          0     20,000    20,000
Long Term Debt..........    98,302          0    98,302     98,314          0    98,314
                          --------   --------  --------   --------   --------  --------
 Total Debt Securities..  $168,302   $(25,075) $143,237   $168,314   $(40,075) $128,239
Deferrable Capital
 Securities.............   100,000          0   100,000    100,000          0   100,000
Equity Securities
Series A Convertible
 Preferred Stock........         0     25,075    25,075          0     25,075    25,075
Stockholders' Equity....   158,027          0   158,027    164,422          0   164,422
                          --------   --------  --------   --------   --------  --------
 Total Equity
  Securities............  $158,027   $ 25,075  $183,102   $164,422   $ 25,075  $189,497
                          --------   --------  --------   --------   --------  --------
Total Capital...........  $426,329   $      0  $426,329   $432,736   $(15,000) $417,736
                          ========   ========  ========   ========   ========  ========
Total Debt & Deferrable
 Capital
 Securities/Total
 Capital Ratio..........      62.9%                57.1%      62.0%                54.6%

--------
(1) The adjustment for the three months ended March 31, 1999 assumes the application of $15 million in proceeds from the sale of Vesta's reinsurance business to reduce Existing Short Term Debt. These proceeds were received during the first quarter of 1999 and applied to reduce existing short term debt during the second quarter of 1999.

  The following table reflects what the Company's earnings per share would have been as of December 31, 1998 and March 31, 1999, assuming (i) the prior issuance of the Preferred Stock and the application of the $25,075,000 to reduce the principal owed under the Company's existing Line of Credit and (ii) the prior refinancing of $20 million of such debt at 8% per annum:

Vesta Pro Forma Earnings

                                              Year Ended     Three Months Ended
                                           December 31, 1998   March 31, 1999
                                           ----------------- ------------------
Reported Net Income.......................     $(141,184)         $ 8,793
Pro Forma Adjustments to Net Income:
  Interest Expense on Line of Credit, net
   of taxes (1)...........................     $   1,597          $   619
                                               ---------          -------
Pro Forma Net Income......................     $ 139,587          $ 9,412
  Preferred Dividends on Series A
   Convertible Preferred Stock (2)........     $  (2,257)         $  (564)
                                               ---------          -------
Pro Forma Net Income (Loss) Available to
 Common Shareholders......................     $ 141,844          $ 8,848
                                               =========          =======
Reported Earnings Per Share:
  Basic...................................     $   (7.61)         $  0.47
  Diluted.................................     $   (7.61)         $  0.47
Reported Weighted Average Shares:
  Basic...................................        18,548           18,691
  Diluted.................................        18,548           18,691
Pro Forma Earnings Per Share:
  Basic...................................     $   (7.65)         $  0.47
  Diluted (3).............................     $   (7.65)         $  0.36
Pro Forma Weighted Average Shares:
  Basic...................................        18,548           18,691
  Diluted (4).............................        18,548           24,591

--------
(1) Interest expense is calculated assuming the proposed Line of Credit for $20.0 million at a rate of 8.0% was issued on January 1, 1998. The existing Line of Credit bears interest at 9.0% per annum. The interest expense is reported net of taxes assuming a tax rate of 35.0%.
(2) Preferred Dividends are calculated on $25,075,000 of Preferred Stock at a rate of 9.0% per annum. These dividends will not be paid until the Company resumes payment of distribution on Vesta Capital Trust I's Capital Securities.
(3) Pro Forma Earnings Per Share for March 31, 1999 on a Diluted basis is adjusted to reflect the dilutive impact of the Series A Convertible Preferred Stock. The Pro Forma Earnings Per Share calculation assumes the 2,950,000 Series A shares have been converted into 5,900,000 shares of Common Stock. For December 31, 1998, the Pro Forma Weighted Average Shares on a Diluted and Basic basis is held constant due to the anti-dilutive effect of changing the number of Diluted shares.
(4) Pro Forma Weighted Average Shares assumes the 2,950,000 Series A shares have been converted to Common stock and these shares have been added to the existing weighted average shares for that period.

Are There Any Risks Or Disadvantages To The Company If The Stockholders Do Not Approve The Proposal?

  Yes. In the event the proposal is not approved, the Company will remain subject to the terms and conditions of the Amended Facility with the Current Lenders, which matures on July 31, 2000. Some disadvantages of a failure to repay or refinance the Amended Facility include:

  . Potential actions which would further limit our operational capacity to maintain and increase premium volume, including profitable assets;

  . Continuing pressure on our rating by A.M. Best in light of the short term maturity of the Amended facility with the Current Lenders;

  . Continuing customer and agent uncertainty about our financial condition which may have an adverse effect on our ability to sell our Personal Lines insurance products; and

  .  Issuance of the warrants to the Current Lenders.

Does Management Have any Interest in the Proposed Transaction?

  If Vesta's Stockholders approve the issuance of the Preferred Stock, the Preferred Stock will be issued pursuant to a Convertible Preferred Stock Purchase Agreement between Vesta and the Birmingham Investment Group, LLC. This agreement provides, as a condition to the obligations of the Birmingham Investment Group, LLC, that Vesta shall have entered into employment agreements with certain existing senior management in form and substance mutually satisfactory to both Vesta and the Birmingham Investment Group, LLC. These employment agreements, which will not become effective unless Vesta's Stockholders approve the issuance of the Preferred Stock and the proposed transaction is consummated, will provide for incentive compensation based on increases in the Company's market capitalization.

Are There Any Anti-takeover Implications Of The Issuance Of The Preferred
Stock?

  Yes. As noted above, the holders of the Preferred Stock have the power to veto any transaction in which the Company would:

  . sell, convey or otherwise dispose of all or substantially all of its property or business; or

  . merge into or consolidate with any other corporation (other than a wholly owned subsidiary of the Company) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of.

  Section 203 of the Delaware General Corporation Law is generally recognized as an "anti-takeover" statute which prohibits a corporation from entering into certain business combinations with any entity which acquires 15% of the corporation stock, or any affiliate of such entity. The Company's Board of Directors, as it is empowered to do under the statute, waived the application of Section 203 to the Birmingham Investment Group.

  The rights associated with the Preferred Stock, coupled with the Board's decision to waive the application of Section 203, may discourage other potential acquirors from seeking to acquire the Company.

Why Is Stockholder Approval Sought For The Proposal?

  Section 312.03 of the New York Stock Exchange Listed Company Manual generally requires shareholder approval of any issuance of common stock, or securities convertible into common stock, which will represent twenty percent (20%) or more of the voting power outstanding (measured by the number of votes entitled to be cast in a general election of directors) before the issuance of securities. Because of these NYSE requirements, the Company is seeking the approval of its stockholders prior to the issuance of the Preferred Stock so that the common shares issuable upon conversion may be listed for trading on the NYSE.

What Does The Board Of Directors Recommend With Respect To The Proposal?

  THE BOARD BELIEVES THAT THE PROPOSAL IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSAL.

Principal Stockholders

  The following table lists all persons known to be the beneficial owner of more than five percent of the Company's outstanding common stock as of July 1, 1998.

   Name and Address           Number of Shares Percent of Class
   ----------------           ---------------- ----------------
   Torchmark Corporation(1)      5,130,000          27.46%
   2001 Third Avenue South
   Birmingham, Alabama 35233

--------
(1) Based on Amendment No. 5 to Schedule 13D filed by Torchmark Corporation, dated July 1, 1999. Prior to the completion of the Company's initial public offering of common stock on November 18, 1993, the Company was a wholly owned subsidiary of Torchmark Corporation.

Stock Ownership Of Management

  The following table shows certain information about stock ownership of the directors and each of the named executive officers and all directors and executive officers as a group, as of December 31, 1998.

                              Company Common Stock
                             or Options Beneficially
                          Owned as of December 31, 1998               Percent of Class(1)
                          -----------------------------               ------------------
Name                        Directly             Indirectly
----                      ---------------      ---------------
Charles M. Angell.......            4,334(2)                  0                 *

Walter M. Beale, Jr.....           30,529(3)                  0                 *

Ehney A. Camp, III......           29,429(4)                  0                 *

Norman W. Gayle, III....          102,190(5)                  0                 *

Robert A. Hershbarger...           16,427(6)                  0                 *

Robert Y. Huffman
 (resigned 5/31/98).....           50,399(7)             16,000(7)(8)           *

Brian R. Meredith.......           37,438(9)                  0                 *

Clifford F. Palmer......           39,779(10)                 0                 *

Jarvis W. Palmer........           35,029(11)             3,000(12)             *

James E. Tait...........           30,000(13)                 0                 *

Donald W. Thornton......          124,637(14)                 0                 *

All Directors and
 Executive Officers as a
 group (11 persons):....          452,232                     0              2.4%

--------
*Less than one percent

 (1) A person is deemed to beneficially own securities which he or she has a right to acquire within sixty (60) days (i.e., through the exercise of options, warrants, rights or conversion privileges). Any securities which are not outstanding but deemed to be beneficially owned by a person are considered outstanding for the purpose of computing such person's percentage ownership but are not considered outstanding when computing any other person's percentage ownership.
 (2) Consists of 4,334 shares of restricted stock granted under the Company's Long Term Incentive Plan.
 (3) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan and 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan.
 (4) Consists of 7,500 shares subject to the exercise of options received in lieu of the payment of fifty (50) percent of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan, and 5,150 shares are held in the name of Sterne, Agee & Leach, Inc., custodian for Ehney A. Camp, III Individual Retirement Account.
 (5) Includes 27,298 shares subject to the exercise of options and 71,152 shares of restricted stock granted pursuant to the Company's Long Term Incentive Plan.
 (6) Includes 1,500 shares subject to the exercise of options received in lieu of the payment of twenty (20) percent of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan and 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan.
 (7) To the best of the Company's knowledge, based on an amended Form 4 filed by Mr. Huffman on July 17, 1998.
 (8) These shares are held by Mr. Huffman's spouse either directly or as custodian for her grandchild.
 (9) Includes of 33,237 shares subject to the exercise of options and 4,001 shares of restricted stock granted under the Company's Long Term Incentive Plan.
(10) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan, and 9,000 shares held by Corporation of Lloyd's, for the account of Clifford F. Palmer.
(11) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, and 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan.
(12) Consists of shares held by Birmingham Insurance Co., Inc., of which Mr. Palmer is a 98% owner.
(13) Consists of 30,000 shares of restricted stock granted under the Company's Long Term Incentive Plan.
(14) Consists of 105,128 shares subject to the exercise of options and 19,489 shares of restricted stock granted pursuant to the Company's Long Term Incentive Plan.

                              PROPOSAL NUMBER TWO
                     AMENDMENT OF LONG TERM INCENTIVE PLAN

  The Company adopted its Long Term Incentive Plan (the "Incentive Plan") in 1993 in order for the Company to be able to attract, retain and motivate directors and employees of the Company. The Company amended the Incentive Plan in 1995 in order to increase the number of shares reserved for issuance thereunder, to impose a limitation on number of shares which can be subject to awards in any one year and on the number of shares subject to awards to any single participant in any one year and to make certain other changes to the Incentive Plan.

  The Company proposes to further amend the Incentive Plan to delete the limitation on the number of shares subject to awards which may be granted in any one year, as more specifically described below. The Board of

Directors of the Company has approved this amendment to the Incentive Plan, which is more fully described below, subject to the receipt of stockholder approval.

Amendment Regarding Maximum Number of Options Awarded in any One Year

  Currently, the maximum total number of shares subject to awards which may granted under the Incentive Plan in any one year is 135,675 (adjusted to give effect to a three-for-two stock dividend effective January 22, 1996) and the maximum number of shares subject to awards which may be granted under the Incentive Plan to any single participant in any one year is 135,675 (adjusted to give effect to a three-for-two stock dividend effective January 22, 1996) (subject to further adjustment to reflect changes in the capitalization of the Company). The purpose of the annual limitation for any single participant is to comply with certain of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder in order that the compensation attributable to stock options granted under the Incentive Plan will qualify as performance based compensation under Section 162(m) and therefore not be subject to the limit on deductibility of compensation set forth in Section 162(m).

  The Company proposes to amend the Incentive Plan to delete the limitation on the total number of shares subject to awards which may be granted under the Incentive Plan in any one year. The limitation on the number of shares subject to awards to any single participant will not change.

  The purpose of the proposed amendment is to make sure there is a sufficient number of shares available each year for grants to executive officers and key employees of the Company and to provide the Board and the Compensation Committee with increased flexibility in establishing and maintaining an incentive compensation structure that will enable the Company to retain its current executive officers and key employees and to attract new, highly qualified executives and managers. Because of the significant decrease in the market price of the Company's common stock over the past year, a vast majority of the existing stock option awards to the Company's executives and other key employees under the Incentive Plan are significantly out-of-the-money (in other words, the exercise price for these stock options is substantially higher than the current market prices of the Company's common stock). Management believes that it is important to provide such holders with the opportunity to regain meaningful incentive for the purpose of enhancing stockholder value and that these amendments to the Incentive Plan will benefit the Company by enabling the Compensation Committee to provide appropriate incentives to the Company's current and prospective executive officers and key employees.

Plan Summary and Other Information

  The Incentive Plan, which is administered by the Compensation Committee, provides for the grant of restricted stock awards, stock options (which may be non-qualified options or incentive stock options for tax purposes), stock appreciation rights ("SARs") issued in tandem with such options, and deferred stock awards. Participation in the Incentive Plan is limited to officers and other key employees of the Company and its subsidiaries and affiliates who are responsible for the management, growth and profitability of the Company and its subsidiaries and affiliates. Participants are chosen from this group by the Compensation Committee. Currently, there are ten individuals, all of whom are either executive officers or key employees of the Company or one of its subsidiaries, who participate in the Incentive Plan.

  The primary features of the Incentive Plan are summarized below. The Summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, as proposed to be amended, the full text of which (black-lined to reflect the proposed amendment) is set forth as Appendix C to this Proxy Statement.

  Restricted Stock.

  The Compensation Committee will be authorized to award restricted stock under the Incentive Plan subject to such terms and conditions as the Compensation Committee may determine. The Compensation Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Compensation Committee may determine. The Incentive Plan will give the Compensation Committee discretion to make loans to the recipients for the purchase price of the restricted stock and to accelerate the vesting of restricted stock on a case by case basis at any time.

  Stock certificates representing the restricted stock granted to an eligible employee will be registered in the employee's name. However, no shares of restricted stock may be sold, transferred, assigned, or pledged by the employee until such shares have vested in accordance with the terms of the restricted stock award. In the event of an employee's termination of employment before all of his restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited, provided that the participant will be entitled to retain the shares of Restricted Stock which have been paid for by the participant. At the time restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

  Stock Options.

  The Compensation Committee will be authorized to determine the terms and conditions of all option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of the Company's common stock on the date of grant and the term of an option may not be longer than ten (10) years. Payment of the option price may be made in any manner specified by the Compensation Committee (which may include payment in cash or common stock of the Company, or by "cashless exercise").

  Stock Appreciation Rights.

  The Compensation Committee will be authorized to grant SARs in tandem with options under the Incentive Plan. A SAR can be exercised only to the extent the option with respect to which it is granted is not exercised, and is subject to the same terms and conditions as the option to which it is related. Upon exercise of a SAR, the holder will be entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the difference between the option price of the related option and the fair market value of a share of common stock of the Company on the date of exercise of the SAR. The appreciation will be payable in cash or common stock, at the discretion of the Compensation Committee.

  Deferred Stock Awards.

  The Compensation Committee will be authorized to make awards of deferred stock under the Incentive Plan subject to such terms and conditions as the Compensation Committee may determine. The Compensation Committee will have the authority to determine the time or times at which deferred stock shall be awarded, the number of shares to be awarded to any participant and the duration of the period during which the receipt of the stock will be deferred. The Compensation Committee may also condition the grant of the deferred stock upon the attainment of specified performance goals or other criteria as the Compensation Committee determine.

  Change of Control.

  Upon the occurrence of a Change of Control or a Potential Change of Control (as defined in the Incentive Plan), the following shall occur: (i) any SARs outstanding for at least six months and all unexercised stock options shall become fully vested and immediately exercisable, and (ii) all restrictions on the restricted stock and deferral limitations on the deferred stock shall lapse and such shares shall become full vested. In addition, to the extent determined by the Compensation Committee, after a potential or actual Change of Control, a participant shall receive in cash from the Company with respect to all such previous awards the following amount for each award: (i) the excess of the Change of Control Price (as defined below) over the exercise price of the award, multiplied by (ii) the number of shares of the Company's common stock subject to the award. The "Change of

Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period as determined by the Compensation Committee, except that, in the case of incentive stock options, such price shall be based only on transactions reported for the date on which the Compensation Committee decides to cash out such options.

Discussion of Federal Income Tax Consequences

  The following statements are based on current interpretations of existing Federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

  Stock Options.

  There are generally no Federal income tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have not tax consequences for the Company.

  Stock Appreciation Rights.

  The grant of an SAR would not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any case received.

  Restricted Stock.

  The grant of restricted stock should not result in income for the grantee or in a deduction for the Company for Federal income tax purposes, assuming the shares transferred are subject to a "substantial risk or forfeiture" as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for Federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

  Deferred Stock.

  A recipient of an award of deferred stock will not recognize taxable income until the applicable deferral period has expired and the recipient is in receipt of the shares subject to the award or an equivalent amount of cash, at which time the recipient will recognize compensation income equal to the full fair market value of the shares on such date or the amount of cash paid to the recipient. The Company is entitled to a deduction for any compensation income taxed to the recipient.

Vote Required and Board of Director Recommendation

  The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a negative vote on this proposal.

  The Board believes that the proposed amendments to the Incentive Plan are in the best interests of the Company and the stockholders for the reasons stated above. Therefore, the Board of Directors unanimously recommends a vote FOR approval of this proposal to amend the Incentive Plan.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports and other information with the U.S. Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Any statement contained in this report which is not a historical fact, or which might otherwise be considered a statement concerning the management's plans and/or objectives for future operations or the Company's anticipated future economic performance, whether expressed or implied, is meant as and should be considered a forward-looking statement as the term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained in this Proxy Statement are based on the assumption that the transactions discussed herein will actually be consummated, and a failure to consummate any of these transaction may cause actual future operations and results to differ materially from those contemplated by the forward looking statements. In addition, these forward-looking statements are based on other assumptions and opinions concerning a variety of known and unknown risks, including but not necessarily limited to changes in market conditions, natural disasters and other catastrophic events; increased competition, changes in availability and costs of reinsurance; changes in governmental regulations, in general economic conditions, as well as other risks more completely described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. If any of these assumptions or opinions prove incorrect, any forward-looking statements made on such assumptions or opinions may also prove materially incorrect in one or more respects.

                           MISCELLANEOUS INFORMATION

Proposals Of Stockholders

  In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2000, the proposal must be received by the Company at its home office, 3760 River Run Drive, Birmingham, Alabama 35243, on or before December 19, 1999.

  A stockholder of the Company may wish to have a proposal presented at the annual meeting of shareholders to be held in 2000, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company or the address appearing on the first page of this proxy statement by March 8, 2000, then the Company will not address the proposal in its proxy statement relating to that meeting, and all proxies solicited and received by the Company will be deemed to have conferred discretionary authority to vote on any such proposal.

Costs Of Solicitation

  The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company held of record by such persons, and the Company will reimburse reasonable forwarding expenses. The Company has retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, at an approximate cost of $5,500, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

                                          By Order of the Board of Directors

                                          Donald W. Thornton
                                          Senior Vice President--General
                                             Counsel and Secretary

                                        APPENDIX A--Certificate of Designations

            Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock of Vesta Insurance Group, Inc.

  The undersigned, Norman W. Gayle and Donald W. Thornton, the duly elected and acting President and Secretary, respectively, of Vesta Insurance Group, Inc., a Delaware corporation (the "Corporation") do hereby certify that, pursuant to the authority conferred upon the Board of Directors (the "Board of Directors") by the Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation, on June 27, 1999, the Board of Directors adopted the following resolution creating a series of preferred stock designated as Series A Convertible Preferred Stock:

  WHEREAS, pursuant to Article IV of the Certificate of Incorporation of the Corporation, authority was expressly vested in the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware to authorize preferred stock with such powers, preference and relative participation, optional or other special rights, classifications, limitations or restrictions thereof as said Board of Directors may deem appropriate; and

  WHEREAS, this Board of Directors now desires to fix and deem such matters with respect to the Corporation's capital stock classified as Series A Convertible Preferred Stock consisting of 2,950,000 shares with a $.01 per share par value;

  Now, Therefore Be It Resolved As Follows:

  Description of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock," sometimes referred to herein as the "Series A Convertible Preferred Shares") shall consist of 2,950,000 shares, each share having the par value of $.01 per share. All shares of each class of Series A Convertible Preferred Stock shall be identical with each other in all respects.

  Section 1. Dividends on Series A Convertible Preferred Stock.

  1.1 General Dividend Obligation. The Corporation shall pay to the holders of the Series A Convertible Preferred Stock, out of the assets of the Corporation at any time available for the payment of dividends under the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), preferential dividends at the times and in the amounts provided for in this Part.

  1.2 Accrual of Dividends. Dividends on each Series A Convertible Preferred Share shall be cumulative from the date of issuance of such Series A Convertible Preferred Share, whether or not at the time such dividend shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall accrue on each Series A Convertible Preferred Share (at the rate and in the manner prescribed by Sections 1.2, 1.3, and 1.5) from and including the date of issuance of such Series A Convertible Preferred Share to and including the date on which payment equal to the Redemption Price (as hereinafter defined) of such Series A Convertible Preferred Share shall have been paid in the manner prescribed in Section 4.3. For purposes of this Section, the date on which the Corporation shall initially issue any Series A Convertible Preferred Share shall be deemed to be the "date of issuance" of such Series A Convertible Preferred Share regardless of how many times transfer of such Series A Convertible Preferred Share shall be made on stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Convertible Preferred Share (whether by reason of transfers of such Series A Convertible Preferred Share or for any other reason).

  1.3 Payment of Dividends. Dividends shall accrue on each Series A Convertible Preferred Share at the rate of 9% per annum of the Purchase Price. Dividends shall be payable on Series A Preferred Stock on each July 1 and January 1 beginning January 1, 2000, and each such day is herein called a "Dividend Payment Date."

On each Dividend Payment Date all dividends which shall have accrued on each Series A Convertible Preferred Share then outstanding during the six months ending upon such Dividend Payment Date shall be deemed to become "due" for all purposes of this Section 1.3 regardless of whether the Corporation shall be able or legally permitted to pay such dividend on such Dividend Payment Date. If any dividend on any Series A Convertible Preferred Stock shall for any reason not be paid at the time such dividend shall become due, then such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the DGCL and until such time as the Vesta Capital Trust I, or successor thereto, pays dividends on its 8.525% Capital Securities. Notwithstanding the foregoing sentence, until such dividend in arrears is paid, dividends shall continue to accrue on each Series A Convertible Preferred Share but the percentage rate expressed herein shall be applied to the Purchase Price thereof plus all dividends in arrears thereon (including dividends computed pursuant to this sentence). In the event that any dividends remain accrued but unpaid at the time of any conversion or redemption of any of the Series A Preferred Stock as set forth herein, such accrued but unpaid dividends shall be paid in accordance with this paragraph, notwithstanding such conversion.

  1.4 Distribution of Partial Dividend Payments. If at any time the Corporation shall pay less than the total amount of dividends due on outstanding Series A Convertible Preferred Stock at the time of such payment, such payment shall be distributed among the holders of Series A Convertible Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of Series A Convertible Preferred Stock.

  1.5 Dividends shall not accrue or accumulate on any share of Series A Convertible Preferred Stock, except to the extent they are declared but unpaid. Accumulation of declared but unpaid dividends shall bear no interest other than as set forth in Section 1.3.

  Section 2. Redemption.

  On or after July 1, 2009, the Corporation shall have the right, at its option and by resolution of its Board of Directors, at any time it may lawfully do so, to redeem all or any portion of the outstanding shares of the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock to be so redeemed shall be redeemed against payment of an amount in cash equal to the following redemption prices per share, plus, in each case, all declared and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price").

  If redeemed during the twelve-month period beginning July 1:

         2009                  110%                                 2012                                 104%
         2010                  108%                                 2013                                 102%
         2011                  106%

  In the event the Corporation elects to redeem less than all of the out-standing shares of the Series A Convertible Preferred Stock, it shall effect such redemption ratably according to the number of shares of Series A Convertible Preferred Stock held by each holder of the then outstanding Series A Convertible Preferred Stock.

  Notice of such redemption (the "Redemption Notice") specifying the date fixed for said redemption (the "Redemption Date"), the redemption price, the place where the amount to be paid upon redemption is payable and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender his certificate or certificates representing the shares to be redeemed to the Corporation in the manner and at the place to be designated in such Redemption Notice, shall be mailed, postage prepaid, at least forty-five (45) days but not more than ninety (90) days prior to said Redemption Date to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. On or after the Redemption Date, each holder of shares of the Series A Convertible Preferred Stock to be redeemed shall surrender his certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the amount payable upon redemption shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event that less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. All shares of redeemed stock shall be canceled and retired and not reissued.

  If the Redemption Notice shall have been so mailed, and if, on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, on and after said Redemption Date, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease, and all rights with respect to such shares of Series A Convertible Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof but without any interest.

  If the funds of the Corporation legally available for redemption on any Redemption Date are insufficient to redeem the total number of shares of Series A Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among the holders of such shares to be redeemed. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

  Section 3. Preference on Liquidation.

  3.1 Series A Preference. In the event of any liquidation, dissolution, involuntary or voluntary corporate reorganization under the federal bankruptcy laws or similar state laws, or winding up of the Corporation, the holders of shares of the Series A Convertible Preferred Stock then outstanding shall be senior to any other class or series of capital stock of the Corporation, and shall be entitled to be paid out of the assets and surplus funds of the Corporation available for distribution to its shareholders, and before any payment shall be made to the holders of any shares of Corporation Common Stock (the "Common Stock"), an amount equal to $8.50 per share plus declared and unpaid dividends thereon to the date fixed for distribution. If upon any such liquidation, dissolution, bankruptcy or winding up of the Corporation the assets and surplus funds of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Convertible Preferred Stock the full amounts to which they are entitled, the holders of the Series A Convertible Preferred Stock shall share ratably in the distribution of such assets and surplus funds in proportion to the full preferential amounts to which each such holder is otherwise entitled.

  3.2 In the event payments provided for in Section 3.1 shall have been made, the holders of Series A Convertible Preferred Stock shall be entitled to share pro rata on a per share basis (treating each share of Series A Convertible Preferred Stock as if converted into Common Stock pursuant to Section 4.6) in all remaining assets and surplus funds of the Corporation available for distribution to its shareholders.

  3.3 The merger or consolidation of the Corporation into or with another corporation or other entity or any other corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization, the sale of all or substantially all the assets of the Corporation, or a transaction or series of related transactions by the Corporation in which in excess of fifty percent (50%) of the Corporation's voting power is transferred, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

  Section 4. Conversion.

  The holders of the Series A Convertible Preferred Stock shall have con-version rights as follows (the "Conversion Rights"):

  4.1 Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, without payment of additional consideration, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into fully-paid and nonassessable shares of Common Stock as set forth in Sections 4.2 and 4.6. Notwithstanding the foregoing, in the event of the mailing of a notice of redemption of any shares of the Series A Convertible Preferred Stock pursuant to Section 3 hereof, the Conversion Rights shall terminate as to the number of shares designated for redemption at the close of business on the fifth day prior to the Redemption Date, unless default is made in payment of the redemption price, in which case the Conversion Rights for such shares shall continue until such default is remedied.

  4.2 Conversion Price. The Series A Convertible Preferred Stock shall be convertible into the number of shares of Common Stock which result from dividing the Conversion Price, as hereinafter defined, in effect at the time of conversion into $8.50. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Convertible Preferred Stock (the "Conversion Price") shall initially be $4.25 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

  4.3 Automatic Conversion. Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price, on the date (the "Automatic Conversion Date") that is the earlier of (a) the date on which the Common Stock of the Corporation achieves an average closing price of $8.00 per share for twenty consecutive trading days on which such shares are actually traded (as reported to the Corporation by the New York Stock Exchange or as reported in The Wall Street Journal, Eastern Edition, or if not reported there, any other authoritative source); or (b) the date that is the fifteenth anniversary from the date of issuance of the Series A Convertible Preferred Stock. If, after the date hereof, the Corporation shall have declared a stock split (including a reverse split) of the Common Stock or a dividend payable in Common Stock, or any other distribution of securities or dividend to holders of Common Stock with respect to their Common Stock (including, without limitation, such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transactions), then the closing price of $8.00 per share referred to in clause (a) of the preceding sentence shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities. Upon the occurrence of such an event, the outstanding shares of Series A Convertible Preferred Stock shall be converted automatically without further action by the holders of said shares and whether or not the certificates representing said shares are surrendered to the Corporation or its transfer agent; provided, however, the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Convertible Preferred Stock unless certificates evidencing such shares are either delivered to the Corporation or any transfer agent as hereinafter provided, or the holder notifies the Corporation that said certificate or certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation, indemnifying the Corporation against any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock shall surrender the certificate or certificates representing their shares at the office of the Corporation or transfer agent for such stock. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Convertible Preferred Stock, as the case may be, were convertible on the Automatic Conversion Date.

  4.4 Mechanics of Conversion. Before any holder of the Series A Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such converted shares of stock were convertible on the Conversion Date, as hereinafter defined. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series A Convertible Preferred Stock (the "Conversion Date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date.

  4.5 Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Convertible Preferred Stock. If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price (as hereinafter defined).

  4.6 Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

  a. Common Stock Issued at Less Than the Conversion Price. If the Corporation shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by the Corporation upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance.

  For the purposes of any adjustment of the Conversion Price pursuant to this clause, the following provisions shall be applicable:

      (1) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

      (2) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

      (3) Options and Convertible Securities. In the case of the issuance of
  (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

       (a) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

       (b) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A) and (B) above), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

       (c) On any change in the number of shares of Common Stock deliverable upon exercise of any such options, war-rants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forth-with be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

       (d) On the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

       (e) If the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; (provided, however, that no increase in the Conversion Price shall be made pursuant to sub-clauses
    (1) and (2) of this subclause (C)).

      (4) Excluded Stock. "Excluded Stock" shall mean (A) shares of Common Stock issued or reserved for issuance by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock or Series A Convertible Preferred Stock, or upon conversion of shares of Series A Convertible Preferred Stock and (B) 500,000 shares of Common Stock to be issued to key employees, consultants, and advisors of the Corporation together with any such shares that are repurchased by the Corporation and reissued to any such employee, director, consultant or advisor. All shares of Excluded Stock which the Corporation has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 4.

      (5) Stock Dividends, Subdivisions, Reclassifications or
  Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock,
  (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Convertible Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Convertible Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

      (6) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidence of indebtedness of the Corporation or any Subsidiary or (iii) of assets (excluding cash dividends or distributions, and dividends of distributions referred to in subparagraph 4.6(a)(5) above) or (iv) of rights or warrants (excluding those referred to in subparagraph 4.6(a)(3) above), in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (A) the number or shares of

  Common Stock outstanding on such record date multiplied by the Conversion Price per share on such record date, less (B) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (2) the number of shares of Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors deter-mines not to distribute such shares, evidence of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

      (7) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Convertible Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Convertible Preferred Stock.

      (8) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth ( 1/100th) of a share, as the case may be. Any provision of this paragraph 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

      (9) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this Section 4; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

  4.7 Current Market Price. The Current Market Price at any date shall mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common Stock for thirty (30) consecutive trading days ending five (5) business days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period) on which such shares are actually traded (as reported to the Corporation by the New York Stock Exchange or as reported in The Wall Street Journal, Eastern Edition, or if not reported there, any other authoritative source).

  4.8 Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in subparagraph 4.6, the Corporation shall forthwith file, at the office of any transfer agent for the Series A Convertible Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series A Convertible Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's independent public accountants, if applicable.

  4.9 Notice to Holders. In the event the Corporation shall propose to take any action of the type described herein (but only if the action of the type described would result in an adjustment in the Conversion Price), the Corporation shall give notice to each holder of shares of Series A Convertible Preferred Stock, in the manner set forth herein, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Convertible Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action; Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

  4.10 Treasury Stock. For the purposes of this Section 4, the sale or other disposition of Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

  4.11 Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Convertible Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

  4.12 Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series A Convertible Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, sufficient shares of Common Stock to provide for the con-version of all outstanding shares of Series A Convertible Preferred Stock.

  4.13 Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Convertible Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series A Convertible Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

  4.14 Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

  Section 5. Voting Rights.

  The holder of each share of Series A Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such shares of Series A Convertible Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. In addition, as long as at least 1,976,500 shares of Series A Convertible Preferred Stock remain outstanding, the Series A Convertible Preferred Stock, voting as a separate class, shall have the right to elect members of the Board of Directors (the "Class A Directors") of the Corporation as follows: a minimum of two members on the Board of Directors assuming that the total number of members of the Board of Directors remains at seven; in the event that the number of members of the Board of Directors increases, the Series A Convertible Preferred Stock, voting as a separate class, shall have the right to elect three members if the total number of members on the Board of Directors is eight, nine or ten, or to elect four members if the total number of members on the Board of Directors is eleven or twelve.

  The Class A Directors shall be elected to serve for an initial term (the "Initial Term") expiring at the annual meeting of the Corporation's stockholders to be held in 2002. Beginning with the 2002 annual meeting, the Class A Directors shall be divided into classes as nearly equal in number as possible and designated Class I, Class II and Class III. Members of Class I shall hold office for a term expiring at the 2005 annual meeting of stockholders. Members of Class II shall hold office for a term expiring at the 2004 annual meeting of stockholders and members of Class III shall hold office for a term expiring at the 2003 annual meeting of stockholders. Members of each Class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Class A Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast by the holders of the Series A Convertible Preferred Stock at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. Any Class A Director may be removed from office at any time, but only for cause and only by the affirmative vote of at least 80 percent of the holders of the Series A Convertible Preferred Stock then outstanding, voting together as a single class.

  In the event that the number of shares of Class A Convertible Preferred Stock outstanding should be less (other than through an Automatic Conversion pursuant to Section 4.3(a)) than 1,976,500 shares but more than 973,500 shares, then the number of Class A Directors shall be immediately reduced by one member through the automatic termination of the seat of the Class A Director whose term is next scheduled to expire or in the event that this occurs during the Initial Term, by mutual agreement of the Class A Directors, of if they are unable to agree, by a majority of the remaining directors. In the event that the number of shares of Class A Convertible Stock outstanding should be less (other than through an Automatic Conversion pursuant to Section 4.3(a)) than 973,500 shares, then the number of Class A Directors shall be immediately reduced by an additional one member through the automatic termination of the seat of the Class A Director whose term is next scheduled to expire or in the event that this occurs during the Initial Term, by mutual agreement of the Class A Directors, of if they are unable to agree, by a majority of the remaining directors. Notwithstanding anything to the contrary herein, in the event of an Automatic Conversion pursuant to Section 4.3(a) hereof during the Initial Term, all Class A Directors shall be entitled to serve out the unexpired portion of their term.

  In the event that less than 1,976,500, but more than 973,500, shares of Series A Convertible Preferred Stock remain outstanding, the number of Class A Directors which the Series A Convertible Preferred Stock voting as a separate class shall have the right to elect, shall be one member if the total number of the members of the Board of Directors remains at seven, two members if the total number of members on the Board of Directors is eight, nine or ten, or three members if the total number of members on the Board of Directors is eleven or twelve. In the event that less than 973,500 shares of Series A Convertible Preferred Stock remain outstanding, the holders of the Series A Convertible Preferred Stock shall not be entitled to vote as a separate class for the election of directors. The Class A Directors elected by the Series A Convertible Preferred Stock shall be represented proportionately (but shall not be less than one) on all committees of the Board of Directors other than any committee created for the special purpose of negotiating with the holders of the Series A Convertible Preferred Stock or affiliates thereof. As long as more than 973,500 shares of Series A Convertible Preferred Stock remain outstanding, the Series A Convertible Preferred Stock, voting as a separate class, shall have the right to call special stockholders' meetings upon the minimum notice required by applicable law or regulation. Other than as set forth above, the Series A Convertible Preferred Stock will vote with the Common Stock as a single class with each share of Series A Convertible Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock would have been convertible immediately prior to any vote in which the Common Stock is entitled to participate.

  Additionally, the holders of the Series A Convertible Preferred Stock, acting through the Class A Directors will have the right to nominate directors (the "Class A Director Nominees"), in addition to those directors (the "Class A Directors") elected by the Series A Convertible Preferred Stock voting as a separate class, if (A) the fraction the numerator of which is (i) the number of Class A Directors, and (ii) the denominator of which is the total number of directors, is smaller than (B) the fraction the numerator of which is (i) voting power for the general election of directors (including Class A Preferred Stock, Common Stock and any other voting securities of the Corporation (the "Voting Power") beneficially owned in the aggregate by the holders of the Class A Preferred Stock and the denominator of which is (ii) the total Voting Power outstanding. In such a circumstance, the holders of the Class A Preferred Stock shall be entitled to nominate the smallest number of Class A Director Nominees which, when added to the number of Class A Directors, would comprise the numerator of (C) a fraction whose denominator is
(i) the total number of directors and (ii) that is equal to or larger than the fraction set forth in the preceding clause (B) provided, that prior to the time, if any, when the holders of the Series A Convertible Preferred Stock own a majority of the outstanding Corporation Voting Power, a majority of the Board of Directors shall consist of persons other than Class A Director Nominees and Class A Directors. The number of Class A Director Nominees under this clause shall increase proportionately to holders of the Series A Convertible Preferred Stock ownership of the Corporation Voting Power upon any increase in holders of the Series A Convertible Preferred Stock percentage of the Corporation Voting Power. The Class A Director Nominees shall be allocated as evenly as possible to the respective classes of directors. The Board of Directors shall exercise all authority under applicable law to cause the Class A Director Nominees to be elected as directors of the Corporation. "Voting Securities" shall mean all securities then generally entitled to vote for directors of the Corporation. Any action required to be taken at any annual or special meeting of the holders of the Series A Convertible Preferred Stock may be taken by written consent in lieu of a meeting pursuant to Section 228 of the Delaware Corporation Laws Annotated.

  Section 6. Protective Provisions.

  The Corporation may sell, convey or otherwise dispose of all or substantially all of its property or business or it may merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, only with the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, voting together as a class. So long as shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series A Convertible Preferred Stock:

  a. alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock as to adversely affect such series;

  b. increase the authorized number of shares of Series A Convertible Preferred Stock;

  c. create any new class or series of stock having rights, preferences or privileges superior to the Series A Convertible Preferred Stock.

  Nothing herein shall require the consent or approval of the holders of the Corporation's Common Stock to modify, change, amend or otherwise alter the provisions of this Certificate of Designation.

  Nothing herein shall require the consent or approval of the holders of the Corporation's Common Stock to modify, change, amend or otherwise alter the provisions of this Certificate of Designation.

  IN WITNESS WHEREOF, the undersigned have executed this certificate on
                                      ,         [date].

                                          By __________________________________
                                                President

                                          By __________________________________
                                                Secretary

  The undersigned                         , President of Vesta Insurance
Group, Inc., and                              , Secretary of Vesta Insurance
Group, Inc., each certify, under penalty of perjury, that the matters set forth in this certificate are true and correct.

  Executed at                            , on                 ,      (date].

                                          By __________________________________
                                                President

                                          By __________________________________
                                                Secretary

                                  APPENDIX B--Opinion of Cochran, Caronia & Co.


July 28, 1999

Board of Directors
Vesta Insurance Group, Inc.
3760 River Run Drive
Birmingham, AL 35243

Gentlemen:

  You have requested our opinion as to the fairness from a financial point of view to Vesta Insurance Group, Inc. ("Vesta" or the "Company") of the consideration to be paid by Birmingham Investment Group, LLC ("Investor") in the proposed acquisition of 2,950,000 shares of the Company's Series A Convertible Preferred Stock at a price of $8.50 per share or $25,075,000 in the aggregate (the initial "Conversion Price" is $4.25, which divided into $8.50 results in two shares of common stock), as set forth in the Convertible Preferred Stock Purchase Agreement and Certificate of Designation, both dated June 27, 1999, (collectively, the "Transaction").

  In arriving at our opinion we have:

  (a) reviewed the Convertible Preferred Stock Purchase Agreement and Certificate of Designation dated June 27, 1999, by and among the Company, Investor, Larry D. Striplin, Jr. and James A. Taylor;

  (b) reviewed the Commitment Letter dated June 25, 1999, by and among the Company, The Bank and The Banc Corporation;

  (c) reviewed certain GAAP and statutory financial data and other information relating to the Company that was publicly available or furnished to us by the Company, including financial forecasts;

  (d) met with members of the Company's management to discuss the business, operations, historical financial results and future prospects of Company;

  (e) considered certain financial and securities data of the Company, including the Company's capitalization and financial condition, and compared that data with similar data for other publicly held companies in businesses similar to those of the Company;

  (f) considered the financial terms of certain recent acquisitions of companies in businesses similar to those of the Company;

  (g) considered other financial and strategic options available to the Company;

  (h) performed a discounted cash flow analysis; and

  (i) considered such other information, financial studies, analyses, and investigations and financial, economic and market criteria as we deemed relevant and appropriate for purposes of this opinion.

  The opinion expressed below is subject to the following limitations:

  (i) In arriving at our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available or furnished to us by the Company. With respect to the financial forecasts used by us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgement of the Company's management as to the future financial performance of the Company.

  (ii) Our opinion does not address, and should not be construed to address, the underlying business decisions to effect the Transaction.

  (iii) Our opinion is based upon business, economic, market and other conditions as they exist as of the date hereof or as of the date of the information provided to us.

  (iv) Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction.

  (v) This opinion is effective as of the date hereof.

  Based upon the subject foregoing, it is our opinion that as of the date hereof, the consideration to be received in the Transaction is fair to the Company from a financial point of view.

  Cochran, Caronia & Co. will receive a fee as compensation for our services in rendering this opinion. In addition, we provide other financial advisory services to the Company for which we receive compensation.

  This letter is for the information of the Board of Directors in connection with the Transaction described herein. This opinion may not be quoted or referred to, in whole or in part, filed with or furnished or disclosed to any party, or used for any other purpose, without Cochran, Caronia & Co.'s prior written consent.

                                          Very truly yours,

                                          Cochran, Caronia & Co.

                                             /s/ Len Caronia
                                          By:__________________________________

                                                                     Appendix C

                          VESTA INSURANCE GROUP, INC.
                           LONG TERM INCENTIVE PLAN
    (as amended effective as of May 16, 1995 and as proposed to be amended)
                (adjusted to give effect to 3-for-2 stock split
                          effected January 22, 1996)

  Section 1. General Purpose of Plan; Definitions. The name of this plan is the Vesta Insurance Group, Inc. Long Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable Vesta Insurance Group, Inc. (the "Company") and its Subsidiaries to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company through an equity interest in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

  (a) "Affiliate" means any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a ten percent (10%) beneficial ownership interest.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

  (d) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

  (e) "Committee" means the Compensation Committee of the Board of Directors of the Company. If at any time there is no Committee, then the functions of the Committee specified in the Plan shall be exercised by the Board.

  (f) "Commission" means the Securities and Exchange Commission.

  (g) "Company" means Vesta Insurance Group, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

  (h) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

  (i) "Disability" means total and permanent disability as determined under the Company's long term disability program.

  (j) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

  (k) "Early Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after the date on which a participant reaches the age of sixty (60) but before the date on which the participant reaches the age of sixty-five (65).

  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

  (m) "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the New York Stock Exchange Composite Tape.

  (n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

  (o) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  (p) "Normal Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after the date on which a participant reaches the age of sixty-five (65).

  (q) "Plan" means this Long Term Incentive Plan.

  (r) "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.

  (s) "Retirement" means Normal or Early Retirement.

  (t) "Stock" means the common stock of the Company.

  (u) "Stock Appreciation Right" means a right granted under Section 6 below, to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option, or such portion thereof.

  (v) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

  (w) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  (x) "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

  Section 2. Administration. The Plan shall be administered by the Committee which shall at all times consist of not less than three Disinterested Persons.

  The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or (iv) Deferred Stock.

  In particular, the Committee shall have the authority:

     (i) to select the officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards or a combination of the foregoing from time to time will be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, are to be granted hereunder;

     (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion);

     (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

  Section 3. Stock Subject to Plan; Limitations. The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,221,998. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to option, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates, such shares shall again be available for distribution in connection with future awards under the Plan.

  The maximum total number of shares subject to awards which may be granted under the Plan in any one year will be 135,675, and the maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 135,675 (in both cases, subject to appropriate adjustments adjustment to reflect changes in the capitalization of the Company).

  In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

  Section 4. Eligibility. Officers and other key employees of the Company, its Subsidiaries or its Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.

  Section 5. Stock Options. Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

  The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non- Qualified Stock Options.

  The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under
Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.

  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than the Fair Market Value of the Stock on the date of the grant of the Stock Option; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted.

  (c) Exercisability. Subject to paragraph (j) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, except as provided in paragraphs
(f) and (g) of this Section 5 and Section 12, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

  (d) Method of Exercise. Stock Options which are then exercisable may be exercised in whole or in part at any time during the option period by the optionee, the legal representative of the optionee, or the legatee under the optionee's will through the giving of written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the shares received upon the exercise of such Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award or Deferred Stock award in question, except that the Committee may direct that such restrictions or deferral provisions shall apply to only the number of such shares equal to the number of shares of Restricted Stock or Deferred Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

  (e) Non-transferability of Options. Except as otherwise set forth in this
Section 5(e), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of paragraphs (f), (g), (h) and (i) of this Section 5, a transferred option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

  (f) Termination of Employment by Reason of Death. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary, or any Affiliate terminates by reason of death, the Stock Option held by such optionee shall become immediately exercisable and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for the period ending on the earlier of: (i) three (3) years from the date of such death or
(ii) the expiration of the stated term of such Stock Option.

  (g) Termination of Employment by Reason of Disability. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Disability, any Stock Option held by such optionee shall become immediately exercisable and may thereafter be exercised for the period ending on the earlier of: (i) three (3) years from the date of such termination of employment or (ii) the expiration of the stated term of such Stock Option. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (h) Termination of Employment by Reason of Retirement. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Normal Retirement or by reason of Early Retirement if such optionee has been an employee of the Company, any Subsidiary or any Affiliate for a continuous period of not less than ten (10) years, any Stock Option held by such optionee shall become immediately exercisable. All Stock Options held by optionees whose employment has terminated by reason of Normal Retirement or Early Retirement shall expire at the end of the period ending on the earlier of: (i) three (3) years from the date of such Retirement or (ii) the expiration of the stated term of such Stock Option, whichever period is earlier. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of
Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (i) Other Termination of Employment. Unless otherwise determined by the Committee, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates for any reason other than death, Disability or Retirement, or if the optionee's employment is involuntarily terminated by employer with Cause, the Stock Option shall terminate one (1) month from the date of termination of employment or the expiration of the Option Period, whichever is shorter. If the optionee's employment with the Company, any Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause, any Stock Option held by such optionee shall terminate on the earlier of: (i) three (3) months from the date of such termination of employment or (ii) the expiration of the stated term of the Stock Option. In the event of involuntary termination, without Cause or voluntary termination for any reason, there shall be no acceleration of vesting of the Stock Option unless otherwise determined by the Committee, and said Stock Option may only be exercised to the extent it is or becomes exercisable prior to termination of such Stock Option.


  (j) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000.

  Section 6. Stock Appreciation Rights.

  (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

  A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

  (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
  Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (e) of Section 5 of the Plan.

     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

     (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

     (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 12 below).

     (vii) The Committee, in its sole discretion, may also provide that in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 12 below) the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the "Change of Control Price" (as defined in Section 12 below).

  Section 7. Restricted Stock.

  (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company, its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 7(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

  (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

     (i) Awards of Restricted Stock must be accepted within a period of sixty
  (60) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

     (ii) A stock certificate in respect of shares of Restricted Stock shall be issued in the name of each participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Vesta Insurance Group, Inc. Long Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Company, Post Office Box 43360, 3760 River Run Drive, Birmingham, Alabama 35243."

     (iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

  (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

     (i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

     (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

     (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the participant shall be entitled to retain the shares of Restricted Stock which have been paid for by the participant.

     (iv) In the event of Death or Disability or in the event that a participant's employment is terminated as the result of special hardship circumstances (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

  Section 8. Deferred Stock Awards.

  (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company, its Subsidiaries and Affiliates to whom, and the time or times at which, Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those set forth in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals, or such other criteria as the Committee shall determine, in its sole discretion. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

  (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

     (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

     (ii) At the time of the award, the Committee may, in its sole discretion, determine that amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be: (a) paid to the participant currently; (b) deferred and deemed to be reinvested; or (c) that such participant has no rights with respect thereto.

     (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

     (iv) Based on performance and/or such other criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

     (v) In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

     (vi) A participant may elect to defer further receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least six (6) months prior to completion of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

     (vii) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock award agreement executed by the Company and the participant.

  Section 9. Loan Provisions. With the consent of the Committee, the Company may make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid, and the conditions, if any, under which the loan or loans may be forgiven.

  Section 10. Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

     (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

     (b) decrease the option price of any Stock Option to less than fifty percent (50%) of the Fair Market Value on the date of the granting of the option;

     (c) change the employees or class of employees eligible to participate in the Plan; or

     (d) extend the maximum option period under paragraph (b) of Section 5 of the Plan.

  The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

  Section 11. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

  Section 12. Change of Control. The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 12:

  (a) In the event of a "Change of Control" as defined in paragraph (b) of this Section 12, unless otherwise determined by the Committee or the Board in writing at or after grant, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in paragraph (c) of this Section 12:

     (i) any Stock Appreciation Rights outstanding for at least six (6) months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

     (ii) the restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

     (iii) the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards, shall, to the extent determined by the Committee at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (d) of this Section 12) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.

  (b) For purposes of paragraph (a) of this Section 12, a "Change of Control" means the happening of any of the following:

     (i) when any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (other than the Company, Torchmark Corporation, a Subsidiary of Torchmark Corporation, or any Company employee benefit plan, including its trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

     (ii) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of
  Schedule 14A of Regulation 14A of the Commission under the Exchange Act;

     (iii) when, during any period of two (2) consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds ( 2/3) of the directors at the beginning of such period; or

     (iv) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company, Torchmark Corporation, or a Subsidiary of Torchmark Corporation through purchase of assets, or by merger, or otherwise.

  (c) For purposes of paragraph (a) of this Section 12, a "Potential Change of Control" means the happening of any of the following:

     (i) the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in paragraph (b) of this Section 12; or

     (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, Torchmark Corporation, a Subsidiary of Torchmark Corporation, or any Company employee benefit plan, including its trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

  (d) For purposes of this Section 12, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty
(60) day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

  Section 13. General Provisions.

  (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

  (c) Each participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements.

  Participants subject to the requirements of Section 16 of the Exchange Act shall satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all awards other than Stock Options which have related Stock Appreciation Rights by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said participants upon the issuance of shares or payment of cash in respect of an award.

  All participants other than persons subject to the requirements of Section 16 of the Exchange Act may elect, subject to the approval of the Committee, to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all awards other than Stock Options which have related Stock Appreciation Rights by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said participants upon the issuance of shares or payment of cash in respect of an award. The Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a participant who is not subject to Section 16 of the Exchange Act from any payment of any kind otherwise due to said participant.

  (d) At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to the provisions of Section 12 hereof and to such other terms and conditions as the Committee may specify at the time of grant.

  (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

  Section 14. Effective Date of Plan. The Plan shall be effective on the date it is approved by a majority vote of the holders of the Companies voting common stock.

  Section 15. Term of Plan. No Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

                          VESTA INSURANCE GROUP, INC.
          This Proxy Is Solicited on behalf of the Board of Directors for a Special Meeting of Stockholders
                          to be held on       , 1999

  P The undersigned hereby constitutes and appoints Norman W. Gayle III and Donald W. Thornton, or either of them with full power of substitution in
  R each, proxies to vote all shares of Common Stock of Vesta Insurance Group, Inc. (the "Company") which the undersigned may be entitled to
  O vote at the Special Meeting of Stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, on
  X                 , 1999, and at all adjournments or postponements thereof,
        as follows:
  Y

                For the proposal to approve the issuance of 2,950,000 shares of the Company's Series A
                Convertible Preferred Stock

                For the proposal to approve the amendment to the Company's Long Term Incentive Plan


  |     This proxy, when properly executed, will be voted in the manner directed
  |     herein by the undersigned shareholder.
  |
  |     You are encouraged to specify your choices by marking the appropriate
  |     box (SEE REVERSE SIDE), but you need not mark any box if you wish
  | to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                (Continued, and to be Signed, on Reverse Side)

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

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

                                                                         |
[X] Please mark your       __                                            | 6648
    votes as in this       |                                             |______
    example.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

Proposal to approve the issuance of 2,950,000 shares of the Company's Series A Convertible Preferred Stock.

                            FOR   AGAINST   ABSTAIN
                            [_]     [_]       [_]

-----------------------------

Proposal to approve the amendment to the Company's Long Term Incentive Plan


                            FOR   AGAINST   ABSTAIN
                            [_]     [_]       [_]


                                        IMPORTANT: Please sign exactly as your
                                        name appears hereon. If shares are held
                                        by more than one owner, each must sign.
                                        Executors, administrators, trustees,
                                        guardians, and others signing in a
                                        representative capacity should give
                                        their full titles.

                                        ---------------------------------------

                                        ---------------------------------------
                                          SIGNATURE(S)                   DATE

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                             FOLD AND DETACH HERE